Exhibit 23.1 – Consent of Independent Registered Public Accounting Firm

We have issued our report dated June 4, 2026, with respect to the financial statements and supplemental information included in the Annual Report of the CACI $MART Plan on Form 11-K for the year ended December 31, 2025. We consent to the incorporation by reference of said report in the Registration Statements of CACI International Inc on Form S-8 (File No. 333-91676 and File No. 333-146504).

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania
June 4, 2026